UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2013

EMULEX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31353	51-0300558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Susan Street

Costa Mesa, California 92626

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 25, 2013 (New Zealand time), Emulex Corporation provided a notice that the offer period for Emulex’s cash offer for the remaining Endace Limited shares that it had not already acquired has been extended by 17 days, to 1:00 p.m. (London time) on April 12, 2013. Emulex’s December 21, 2012 Takeover Offer for Endace Limited was previously declared wholly unconditional and the offer period was extended through 1:00 p.m. (London time) on March 26, 2013. Under the New Zealand Takeovers Code, a further extension of the offer period is not permitted beyond 1:00 p.m. on April 12, 2013.

An application was previously made to cancel the admission of the Endace Limited shares on the London Stock Exchange AIM, and such cancellation will take effect at 7:00 a.m. (London time) on March 27, 2013 following which time the Endace Limited shares will cease to be admitted to trading on AIM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2013

EMULEX CORPORATION

By:	/s/ James M. McCluney
James M. McCluney
Chief Executive Officer